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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K


                               CURRENT REPORT


                      Pursuant to Section 13 or 15(d)

                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): August 14, 1998

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                           THE TURNER CORPORATION
           (Exact name of registrant as specified in its charter)

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                         Commission File No. 1-8719

               DELAWARE                               13-3209884
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


        375 HUDSON STREET                               10014
       NEW YORK, NEW YORK                            (Zip Code)
(Address of principal executive offices)



     Registrant's Telephone Number, Including Area Code (212) 229-6000







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ITEM 5.  OTHER EVENTS
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     On August 14, 1998,  the Board of Directors of The Turner  Corporation
(the "Company") authorized the waiver of Section 7(a) of the Agreement Regarding Security Holder's Rights, Obligations and Options dated July 20, 1992 (the "Agreement") between the Company and Karl Steiner Holding AG
("Steiner").   Section  7(a)  had  prohibited  Steiner  from,  directly  or indirectly, (i) acquiring, other than as permitted by the Agreement, any Common Stock of the Company or securities entitling the holder to acquire the Company's Common Stock (collectively, "Equity Securities") in excess of
22%  of  the  Company's   Outstanding  Common  Stock  (as  defined  in  the
Agreement), (ii) participating in the solicitation of proxies or becoming a participant in any election contest with respect to the Company, or (iii) otherwise acting in concert with any person with respect to any Equity Securities or seeking to control the management, Board of Directors or policies of the Company. Under the terms of the Company's Series C 8 1/2 % Convertible Preference Stock ("Series C Preferred Stock") and Series D 8 1/2 % Convertible Preference Stock ("Series D Preferred Stock") held by Steiner, the waiver of Section 7(a) of the Agreement has the effect of changing the current dividend formula on the Series C Preferred Stock and the Series D Preferred Stock so that henceforth dividends will be payable on the Series C Preferred Stock and the Series D Preferred Stock, when, as and if declared by the Company's Board of Directors, in an amount equal to the dividends payable with respect to the number of shares of Common Stock into which the Series C Preferred Stock or Series D Preferred Stock, as the case may be, could have been converted on the record date for the applicable dividend. The Company currently does not pay dividends on its Common Stock.
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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 14, 1998


                                     THE TURNER CORPORATION

                                           (Registrant)

                                     By:  /s/ Sara J. Gozo
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                                          Sara J. Gozo
                                          Vice President, Secretary and
                                          General Counsel